UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
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CASCADE BANCORP
(Name of Registrant as Specified In Its Charter)

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CASCADE BANCORP (OREGON) ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

BEND, Oregon, November 10/PRNewswire-First Call/--Cascade Bancorp (“Cascade”) (NASDAQ: CACB) announced today that it has called a Special Meeting of Shareholders. The meeting date is December 7, 2009 at 8:00 A.M. Pacific Time. The meeting will be held at 1100 NW Wall Street, Bend, Oregon. Proxy statements are being mailed to all shareholders on or about November 12, 2009.

The purpose of the proxy statement is to solicit shareholders’ votes with respect to proposals to:

•	Increase the number of authorized shares of the Company’s common stock from 45,000,000 to 300,000,000;
•	Approve the issuance of up to $65 million of the Company’s common stock to investors in private offerings;
•	Approve an amendment to effect a one for ten reverse stock split of the Company’s common stock and payment of cash for fractional shares; and
•	Transact any other business which may come before the special meeting.

Shareholders of records as of October 26, 2009 are entitled to vote at the special shareholders meeting.

Patricia L. Moss, president and CEO of Cascade Bancorp commented, “The special shareholders meeting is an integral part of the process to raise more capital for the Company.  We recognize the significance of the proposals in front of our shareholders.  Our board of directors has unanimously recommended the approval of each of these proposals and we are hopeful that our shareholders will give us their continued support.”

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets.  Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. Such risks and uncertainties may include but are not necessarily limited to general and local economic conditions, including the residential and commercial real estate markets; changes in interest rates, including timing or relative degree of change; inflation; credit quality and concentrations; our ability to raise additional capital to address the risk of exacerbated or protracted economic declines; competition within the business areas in which Cascade is conducting its operations; changes in regulatory conditions or requirements or new legislation; and changes in accounting policies.  These statements include, among others, statements related to future profitability levels and future earnings.   For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.